Exhibit 10.12
                 ______________________________

                         LOAN AGREEMENT

                            Between

                        ORANGE-CO., INC.

                  ORANGE-CO. OF FLORIDA, INC.

                              And

             FARM CREDIT OF SOUTHWEST FLORIDA, ACA
                 ______________________________


                   DATED AS OF APRIL 19, 1993

                    $7,600,000.00 Term Loan


                 ______________________________

                       TABLE OF CONTENTS


SECTION 1.  DEFINITIONS                                        1
          1.1  Defined Terms                                   1
          1.2  Other Definitional Provisions                   2

SECTION 2.  AMOUNT AND TERMS OF LOANS                          3
          2.1  The Term Loan                                   3
          2.2  Use of Proceeds of Term Loan                    3
          2.3  Note                                            3
          2.4  Interest Rate                                   3
          2.5  Repayment                                       4
          2.6  Payments and Computations                       4
          2.7  Prepayments                                     5
          2.8  Appraisal Fee                                   5

SECTION 3.  SECURITY                                           5
          3.1  Mortgage and Security Agreement                 6
          3.2  Assignment of Rents and Leases                  6

SECTION 4.  REPRESENTATIONS AND WARRANTIES                     7
          4.1  Corporate Existence of Borrowers;
                  Compliance with Law                          7
          4.2  Corporate Power; Authorization to Execute
                  Loan Documents; No Consent                   7
          4.3  Enforceable Obligations                         8
          4.4  Financial Condition of Borrowers                8
          4.5  No Litigation                                   8
          4.6  Investment Company Act                          9
          4.7  Disclosure and No Untrue Statements             9
          4.8  Title to Assets; Leases in Good Standing        9
          4.9  Payment of Taxes                                9
          4.10 Agreement or Contract Restrictions; No Default  9
          4.11 Racketeer Influenced and Corrupt
                  Organization(s) Act                         10

SECTION 5.  CONDITIONS OF LENDING                             10
          5.1  No Default                                     10
          5.2  Opinion of Borrowers' Counsel                  10
          5.3  Opinion of Lender's Counsel                    11
          5.4  Loan Documents                                 11
          5.5  Supporting Documents                           11

SECTION 6.  AFFIRMATIVE COVENANTS                             12
          6.1  Financial Reports and Other Data               12
          6.2  Payment of Indebtedness to Lender;
                  Performance of Other Covenants;
                  Payment of Other Obligations                14
          6.3  Conduct of Business; Maintenance of Existence  14
          6.4  Maintenance of Property                        14
          6.5  Right of Inspection; Discussions               14

          6.6  Notices                                        14
          6.7  Payment of Taxes; Liens                        15
          6.8  Insurance of Properties                        15
          6.9  Title Insurance                                15
          6.10 True Books                                     16
          6.11 Observance of Laws                             16
          6.12 Further Assurances                             16
          6.13 ERISA Benefit Plans                            16
          6.14 Change of Name, Principal Place of
                  Business, Office, or Agent                  16
          6.15 Financial Covenants                            17

SECTION 7.  NEGATIVE COVENANTS                                17
          7.1  Limitations on Mortgages, Liens, Etc.          17
          7.2  Guaranties                                     17
          7.3  Merger, Dissolution, Etc.                      17
          7.4  Regulation U                                   18
          7.5  Changes in Governing Documents, Accounting
                  Methods, Fiscal Year                        18

SECTION 8.  EVENTS OF DEFAULT                                 18
          8.1  Payment of Obligations Under Loan Documents    19
          8.2  Representation or Warranty                     19
          8.3  Covenants or Defaults Under the Loan Documents 19
          8.4  Payment, Performance, or Default of Other
                  Monetary Obligations                        19
          8.5  Covenants or Defaults to Lender or Others      19
          8.6  Liquidation; Dissolution; Bankruptcy; Etc.     20
          8.7  Involuntary Bankruptcy, Etc.                   20
          8.8  Judgments                                      20
          8.9  Attachment, Garnishment, Liens Imposed by Law  20
          8.10 Corporate Existence                            21
          8.11 Invalidity of Security Interest and Liens;
                  Transfer of Collateral                      21
          8.12 Change of Ownership of Borrower                21
          8.13 Notice and Cure Periods                        21

SECTION 9.  MISCELLANEOUS                                     21
          9.1  Course of Dealing; Amendment; Supplemental
                  Agreements                                  21
          9.2  Waiver By Lender of Requirements               22
          9.3  Waiver of Default                              22
          9.4  Notices                                        22
          9.5  No Waiver; Cumulative Remedies                 22
          9.6  Reliance Upon, Survival of and Materiality
                  of Representations and Warranties,
                  Agreements, and Covenants                   23
          9.7  Severability and Enforceability of Provisions  23
          9.8  Payment of Expenses, Including Attorneys'
                  Fees and Taxes                              23
          9.9  Successors and Assigns                         24
          9.10 Counterparts; Effective Date                   24

          9.11 Participations                                 24
          9.12 Governing Law                                  24
          9.13 Venue; Personal Jurisdiction over Borrowers    25
          9.14 Title and Headings; Table of Contents          25
          9.15 Complete Agreement; No Other Consideration     25
          9.16 Legal or Governmental Limitations              25
          9.17 Waiver of Trial by Jury                        25
          9.18 Purchase of Stock                              26

                         LOAN AGREEMENT

     THIS LOAN AGREEMENT is made and entered into as of this 19th day of April, 1993, by and between ORANGE-CO., INC., a Florida corporation, and ORANGE-CO. OF FLORIDA, INC., a Florida corporation (individually, a Borrower, and collectively, the "Borrowers") and FARM CREDIT OF SOUTHWEST FLORIDA, ACA, a federally chartered corporation (the "Lender").


                           BACKGROUND

      Borrowers have applied to Lender for a term loan in the amount of Seven Million Six Hundred Thousand and No/100 Dollars ($7,600,000.00). Lender is willing to make such term loan to Borrowers upon the terms and conditions described in this Agreement.
      NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and conditions herein, Borrowers and Lender agree as follows:


                    SECTION 1.  DEFINITIONS.

      1.1 Defined Terms. Except as otherwise expressly provided in this Agreement, the capitalized terms used in the foregoing preamble and background sections and the following capitalized terms shall have the respective meanings ascribed to them for all purposes of this Agreement:

      "Agreement" means this Loan Agreement, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the provisions hereof.

     "Business Day" means a day that is not a Saturday, a Sunday, or a day on which Lender is closed pursuant to authorization or requirement of law.

     "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

      "Current Ratio" means the quotient of current assets of Borrowers divided by current liabilities of Borrowers as such terms are defined under Generally Accepted Accounting Principles applied on a Consistent Basis.

      "Debt-to Equity Ratio" means the Net Worth of Borrowers divided by the total liabilities of Borrowers (excluding deferred taxes of Borrowers) as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as the same may be supplemented or amended from time to time.

      "Event  of  Default" means any of the events  specified  in
Section 8 hereof.

      "Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

      "Loan  Documents" means this Agreement, the Term Note,  the
Mortgage,  and the Assignment of Rents and Leases and  any  other
documents  or  instruments  executed  in  connection  with   this
Agreement.

      "Net Worth" means the depreciated book value of all assets of Borrowers less all liabilities of Borrowers, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

      "Person" means any corporation, business entity, natural person, firm, joint venture, partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

     "Subsidiary" means any corporation of which more than 50% of voting stock at any time is owned or controlled, directly or indirectly, by any Borrower.

     "Working Capital" means the current assets of Borrowers less the current liabilities of Borrowers, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     1.2  Other Definitional Provisions.

           (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of Borrowers or others, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) all terms defined  in  this
Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, Generally Accepted Accounting Principles; (e) terms defined in, or by reference to, Article 9 of the Uniform Commercial Code as adopted in Florida to the extent not otherwise defined herein shall have the respective meanings given to them in Article 9 with the exception of the word "document" unless the context clearly requires such meaning; (f) the words "hereby," "hereto," "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine, and neuter as well; and
(h) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context shall expressly provide otherwise.


             SECTION 2.  AMOUNT AND TERMS OF LOANS.

      2.1  The Term Loan.  Subject to the terms and conditions of this  Agreement, Lender agrees to make a term loan in the  amount
of   Seven  Million  Six  Hundred  Thousand  and  No/100  Dollars
($7,600,000.00) to Borrowers (the "Term Loan").

     2.2  Use of Proceeds of Term Loan.  The proceeds of the Term
Loan shall be used by Borrowers solely to partially refinance certain obligations of Borrowers to Washington Square.

      2.3   Note.   The  Term  Loan shall  be  evidenced  by  the
promissory note of Borrowers (the "Term Note"), payable to order of Lender in substantially the form of Exhibit "A" hereto and dated the date of this Agreement.

     2.4  Interest Rate.

          (a) The principal amount from time to time outstanding under the Term Loan shall bear interest at a fixed rate of interest of six and nine-tenths percent (6.9%) per annum.

           (b) If any installment payments under the Term Note are not paid within sixty (60) calendar days of their due date or if an Event of Default otherwise occurs under the Loan Documents and is not cured within sixty (60) days from the date of such Event of Default, the interest rate applicable to the Term Note shall be increased on the sixty-first (61st) day after the payment was due or Event of Default occurred by an amount equal to two percent

  (2.0%) per annum above  the  existing  rate  of
interest applicable to the Term Note (the "Default Rate"). The outstanding principal balance of the Term Note shall bear interest at the Default Rate until the first day of the next succeeding month in which all delinquent payments are made and all Events of Default are cured. The amounts outstanding under the Term Note shall also bear interest at the Default Rate subsequent to the maturity or due date of the Term Note, whether by acceleration or otherwise.

     2.5  Repayment.

           (a) Principal under the Term Loan shall be payable in nineteen (19) equal consecutive quarterly installments of $190,000.00 each, beginning on July 1, 1993, and continuing on the like day of each October, January, April, and July thereafter until April 1, 1998 (the "Maturity Date"), at which time the entire remaining indebtedness evidenced by the Term Loan, if not sooner paid, shall be due and payable. Interest shall be payable monthly in arrears beginning on May 1, 1993, and continuing on a like day of each month thereafter until the Maturity Date of the Term Note, at which time all amounts outstanding under the Term Note shall be due and payable.

           (b) If any payment of principal or interest or both under the Term Loan is more than twenty-nine (29) days late, Borrowers will pay Lender a late charge equal to one and one-half percent (1.5%) of the payment (the "Late Fee"). The provisions herein for a Late Fee shall not be deemed to extend the time for any payment or to constitute a "grace period" giving Borrowers a right to cure such default.

     2.6  Payments and Computations.

           (a) Each payment and prepayment by Borrowers of principal or interest under the Term Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. If any installment of principal or interest under the Term Note becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable during the extension at the annual rate specified in the note for the payment of interest before maturity.

           (b) Unless otherwise specified herein, all payments and prepayments shall be applied by Lender first to interest and lawful charges then accrued, and then to principal, unless otherwise determined by Lender in its sole discretion. Borrowers hereby authorize Lender, if and to the extent that payment owed to Lender hereunder is not made when due, to charge from time to time against any or all of either Borrower's accounts with Lender, in which event Lender will give prompt notice to Borrowers of such charge; provided, however, that the failure to give such notice shall not affect the validity of such charge.

           (c) Interest and any fees hereunder shall be computed on the basis of a year of 365 or 366 days, as the case may be, and be charged for the actual number of days elapsed.

      2.7 Prepayments. The Term Note may be prepaid in whole or in part on any scheduled payment date, in increments of
$1,000,000.00 or integral multiples thereof, plus accrued interest at the rate set forth in the Term Note on the amount prepaid. Unless otherwise agreed, all prepayments will be applied to installments in the inverse order of their maturity. Notwithstanding the foregoing, the Borrowers' right to prepay the Term Note shall be conditioned upon the payment of a prepayment premium equal to the amount by which:

           (a) The present value of all interest and principal payments prepaid discounted at a rate equal to the sum of (i) the then existing yield on U. S. Treasury Obligations having a maturity date corresponding to the remaining life of the Term Note being prepaid, plus (ii) 175 basis points, exceeds

          (b)  The amount of principal being prepaid.

Borrowers will not be required to pay a prepayment premium if the yield then existing on Treasury Notes or Treasury Bond having a maturity closest to the date of the final scheduled payment of principal on the Term Note plus 175 basis points is equal to or greater than the rate of interest set forth in the Term Note. The prepayment premium required by this Subsection shall be payable if the outstanding principal balance of the Term Note is accelerated after the occurrence of an Event of Default and the Term Note is thereafter paid in full.

     2.8 Appraisal Fee. Borrowers shall pay Lender an appraisal fee of $7,500.00, which fee shall reimburse Lender for its costs of appraising the value of the collateral for the Term Loan. The appraisal will be prepared by Lender or Lender's agents on Lender's standard forms and be in form and substance acceptable to Lender at its sole discretion.


                     SECTION 3.  SECURITY.

      Payment of the loan or loans hereunder shall be secured as provided in this Section 3.

      3.1 Mortgage and Security Agreement. Payment of the Term Note and any other obligations under the Loan Documents, and any other obligations of either Borrower to Lender, presently existing or hereafter arising, shall be secured by a mortgage and security agreement in form and substance satisfactory to Lender covering certain real and personal property located in DeSoto County, as more specifically described therein, of which Orange-Co., Inc. ("Orange-Co"), is the record title holder, and all crops, irrigation equipment, and fixtures relating to such real property (the "Mortgage"). The lien of the Mortgage does not encumber crops once the crops are severed from the citrus trees until Lender acquires title to the real property encumbered by the Mortgage by foreclosure or otherwise. The Mortgage shall be sufficient, when properly recorded in the public records of the appropriate jurisdiction, to grant to Lender a first lien against the property described therein, subject to no prior liens or encumbrances except in favor of Lender or as Lender permits in writing. Orange-Co will execute or otherwise provide to Lender any and all modifications, financing statements, and other agreements or consents required by Lender now or in the future in connection therewith. Orange-Co shall, at Lender's request and after the occurrence of an Event of Default and the expiration of any applicable cure period, comply with the Food Security Act and provide any purchasers, commission merchants, or selling agents of the crops with a notice stating (1) the name and address of the Lender, (2) the name and address of Orange-Co, (3) the tax identification number of Orange-Co, (4) a description of the collateral that has been pledged to Lender as security for the Term Note, and (5) any payment obligations imposed on the buyer by Lender as a condition for waiver or release of the security interest. Orange-Co agrees to provide all such purchasers, commission merchants, or selling agents with the notice specified above within one year prior to the date of any sale of the crops.

      3.2 Assignment of Rents and Leases. Payment of the Term Note and any other obligations under the Loan Documents, and any other obligations of either Borrower to Lender, presently existing or hereafter arising, shall be secured by an assignment given by Orange-Co of all rents and leases, presently existing or hereafter arising, from the real property encumbered by the Mortgage, in form and substance satisfactory to Lender (the "Assignment of Rents and Leases"). The Assignment of Rents and Leases shall be sufficient, when evidence thereof is properly filed or recorded in the appropriate jurisdiction, to grant to Lender a first perfected security interest in the collateral covered thereby, subject to no prior liens or encumbrances. Orange-Co will execute or otherwise provide to Lender any and all modifications, financing statements, and other agreements or consents required by Lender now or in the future in connection therewith.

           SECTION 4.  REPRESENTATIONS AND WARRANTIES.

      To induce Lender to enter into this Agreement and to make the loan or loans hereunder, Borrowers represent and warrant to Lender (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the loan or loans contemplated hereby) as follows:

      4.1 Corporate Existence of Borrowers; Compliance with Law. Each Borrower is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower has the corporate power to own its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business makes such qualification necessary and is in good standing in such jurisdictions, has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates, and is in compliance with all other requirements of law applicable to it and to its business. Neither Borrower has any Subsidiaries, except Morrison Pump & Equipment Company, Frank Carroll Oil Company, Florida Fresh-Pak Corporation, JV#1, Inc., Interfruit Holdings, Inc and Orancomex, S.A. de C.V.

       4.2 Corporate Power; Authorization to Execute Loan Documents; No Consent. Each Borrower has the corporate power and authority and the legal right to execute, deliver, and perform the Loan Documents to be executed by it and to borrow thereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the borrowings contemplated thereby. The execution, delivery, and performance by Borrowers of the Loan Documents to be executed by them will not contravene, conflict with, result in the breach of, or constitute a violation of or default under, or result in the creation of any lien, charge, or encumbrance upon any property or assets of either Borrower pursuant to, the articles of incorporation or bylaws of such Borrower, or any applicable law, rule, regulation, judgment, order, writ, injunction, or decree or any indenture or other agreement or instrument to which either Borrower is a party, or by which either Borrower or its property may be bound or affected. No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the borrowings as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices obtained or performed by such Borrower and of which Lender has been provided written notice, or referred to or disclosed in the Loan Documents.

  Any
such consents, licenses, authorizations, filings, or notices remain in full force and effect.

      4.3 Enforceable Obligations. The Loan Documents when executed and delivered to Lender will constitute legal, valid, and binding agreements enforceable against the respective parties thereto and any property described therein in accordance with their respective terms.

     4.4  Financial Condition of Borrowers.

           (a) The financial statements as at December 31, 1992, of Borrowers, copies of which have been furnished to Lender, are correct, complete, and fairly present the financial condition of Borrowers as at the date of the financial statements and fairly present the results of the operations of Borrowers for the period covered thereby.

           (b) Neither Borrower has any material direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Agreement which are not disclosed by, provided for, or reserved against in the financial statements or referred to in notes thereto, and at the date of this Agreement there are no material unrealized or anticipated losses from any unfavorable commitments of either Borrower. The financial statements furnished to Lender have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, properties, or condition, financial or otherwise, of either Borrower since the date of such financial statements except for changes to the financial statements of Borrowers that relate to the adoption of F.A.S.B. Standard No. 109.

      4.5 No Litigation. There is no suit or proceeding at law or in equity (including proceedings by or before any court, arbitrator, governmental or administrative commission, board or bureau, or other administrative agency) pending, or to the knowledge of either Borrower threatened, by or against or involving such Borrower or against any of its properties, existence, or revenues which, if adversely determined, would have a material adverse effect on the properties, assets, or business or on the condition, financial or otherwise, of such Borrower or materially impair the right or ability of such Borrower to carry on its operations substantially as now conducted or as anticipated to be conducted in the future, or, regardless of outcome, which would be required to be disclosed in notes to any balance sheet as of the date hereof of such Borrower prepared in reasonable detail in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

      4.6   Investment  Company  Act.   Neither  Borrower  is  an
"investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     4.7 Disclosure and No Untrue Statements. No representation or warranty made by either Borrower in the Loan Documents or which will be made by such Borrower from time to time in connection with the Loan Documents (a) contains or will contain any misrepresentation or untrue statement of fact, or (b) omits or will omit to state any material fact necessary to make the statements therein not misleading. There is no fact known to either Borrower which adversely affects, or which might in the future adversely affect, the business, assets, properties or condition, financial or otherwise, of such Borrower, except as set forth or referred to in the Loan Documents or otherwise disclosed in writing to Lender.

      4.8 Title to Assets; Leases in Good Standing. Each Borrower has good and marketable title in fee to such of its fixed assets as are real property and good and marketable title to its other properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Subsection 4.4 hereof, except for such assets as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other encumbrances of any kind except those permitted under Subsection 7.2. Each Borrower enjoys peaceful and undisturbed possession under all leases under which it is now operating, none of which contain any burdensome or unusual provisions which may affect its operations, and all said leases are valid, subsisting, and in full force and effect, and such Borrower is not in violation of any material term of any such lease.

     4.9 Payment of Taxes. Each Borrower has filed or caused to be filed all federal, state, and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof, and no controversy in respect of additional income taxes of either Borrower is pending, or, to the knowledge of such Borrower, threatened. Each Borrower has set up reserves which are believed by its officers to be adequate for the payment of all taxes for which a notice of assessment has been received and for the payment of such taxes for the years that have not been audited by the respective tax authorities.

       4.10 Agreement or Contract Restrictions; No Default. Neither Borrower is a party to, nor is bound by, any agreement, contract, or instrument or subject to any charter or other corporate restriction which materially or adversely affects the business, properties, assets, operations, or condition, financial or otherwise, of such Borrower except as disclosed in the financial statements and notes thereto described in Subsection 4.4 hereof. To the best of each Borrower's knowledge, each Borrower is in full compliance with and is not in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

      4.11 Racketeer Influenced and Corrupt Organization(s) Act. Neither Borrower has been and is not now engaged, and will not engage, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code,
Section 1961 et seq.; Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts"). None of either Borrower's real property, none of either Borrower's interest or interests of any kind, including beneficial interest or interests, mortgages and leases, in or on real property and none of either Borrower's personal property, including money, has ever been, is now, or is in any way reasonably anticipated by such Borrower to become, subject to any lien, notice, civil investigative demand, action, suit or any proceeding pursuant to the RICO Lien Acts.


               SECTION 5.  CONDITIONS OF LENDING.

      The obligation of Lender to make the loan or loans or to permit any borrowings hereunder is conditioned upon the performance of all agreements by Borrowers contained herein, as well as satisfaction of the following conditions precedent:

      5.1 No Default. On the date hereof, Borrowers shall be in compliance with all terms and conditions set forth herein, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of such borrowing, unless such Event of Default shall have been waived by Lender in writing.

     5.2 Opinion of Borrowers' Counsel. On or prior to the date of this Agreement, and to the extent required by Lender at the time of any borrowing hereunder, Lender shall have received the favorable opinion of counsel for Borrowers, in form and substance satisfactory to Lender.

      5.3 Opinion of Lender's Counsel. At the option of Lender, Lender shall have received at the time of closing the favorable opinion of Holland & Knight, counsel of Lender, in form and substance satisfactory to Lender, as to such matters as Lender may require. All legal matters in connection with the Loan Documents and the transactions herein and therein contemplated and all documents and proceedings shall be satisfactory in form and substance to counsel of Lender.

      5.4 Loan Documents. On or prior to the date of this Agreement, Lender shall have received, duly executed, this Agreement and the other Loan Documents, all in form and substance satisfactory to Lender and counsel for Lender.

      5.5 Supporting Documents. On or prior to the date of this Agreement, Lender shall have received the following documents satisfactory in form and substance to Lender and counsel for Lender and, as requested by Lender, certified by appropriate corporate or governmental authorities:

           (a) A certificate of good standing of each Borrower certified by the secretary of state, or other appropriate governmental authority, of the state of incorporation of such Borrower;

           (b) A copy of the articles of incorporation of each Borrower in effect on the date hereof certified by the secretary of state, or other appropriate governmental authority, of the state of incorporation of such Borrower, accompanied by a certificate from an appropriate officer of such Borrower that the copy is complete and that the articles of incorporation have not been amended, annulled, rescinded, or revoked since the date of the certificate of the secretary of state or other appropriate governmental authority;

          (c) A copy of the bylaws of each Borrower in effect on the date of this Agreement, accompanied by a certificate from an appropriate officer of such Borrower that the copy is true and complete and that the bylaws have not been amended, annulled, rescinded, or revoked since the date of the bylaws or the last amendment reflected in the copy, if any;

          (d) A copy of resolutions of the board of directors of each Borrower authorizing the execution, delivery, and performance of the Loan Documents and the borrowings thereunder, and specifying the officer or officers of such Borrower authorized to execute the Loan Documents, accompanied by a certificate from an appropriate officer that the resolutions are true and complete, were duly adopted at a duly called meeting in which a quorum was present and acting throughout, or were duly adopted by written action, and have not been amended,  annulled,
rescinded or revoked in any respect and remain in full force and effect on the date of the certificate, together with an incumbency certificate containing the names, titles, and genuine signatures of all duly elected officers of such Borrower as of the date of this Agreement, accompanied by a certificate from an appropriate officer that the information is true and complete;

           (e) UCC-1 Financing Statements (local and state) covering personal property and fixtures encumbered by the Mortgage, or otherwise a portion of the collateral for the loan or loans evidenced hereby, and such other instruments as necessary to insure Lender a perfected first security interest in such personal property and fixtures, subject only to those matters approved by Lender;

           (f) A mortgagee title insurance binder and policy insuring the Mortgage as a valid first lien on the property covered thereby, subject only to those exceptions approved in writing by Lender, issued by a title insurance company satisfactory to Lender, and including any reinsurance agreements required by Lender;

          (g) A Phase I environmental audit of the real property encumbered by the Mortgage, the results of which must be satisfactory to Lender at its sole discretion.

          (h) such additional supporting documents as Lender may request.


               SECTION 6.  AFFIRMATIVE COVENANTS.

      Borrowers covenant and agree that from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless Lender shall otherwise consent in writing, Borrowers will fully comply with the following provisions applicable to them:

     6.1  Financial Reports and Other Data.

           (a) Borrowers will, as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, deliver or cause to be delivered to Lender a consolidated balance sheet as at the last day of such quarter and the related consolidated statement of income for such quarter and cumulative year-to-date for Borrowers, all in reasonable detail and satisfactory in scope to Lender and certified by the chief financial officer of each Borrower to have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments. Borrowers may provide Lender with a copy of their 10-Q reports filed with the Securities and Exchange Commission in lieu of such quarterly financial statements if the chief financial officer of each Borrower provides Lender a separate certification that meets the requirements of this Subsection;

           (b) Borrowers will, as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, deliver to Lender audited financial statements which audit shall be performed in accordance with generally accepted auditing standards. Such financial statements shall include the balance sheet of Borrowers as at the end of such fiscal year, and related statements of income, and changes in financial position for such fiscal year, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, prepared in accordance with Generally Accepted Principles applied on a Consistent Basis, all in reasonable detail and satisfactory in scope to Lender and certified by and containing an opinion acceptable to Lender from independent certified public accountants of recognized national standing selected by Borrowers and satisfactory to Lender;

           (c) Together with each delivery of those items required by clauses (a) and (b) above, Borrowers shall deliver to Lender a certificate executed by the chief financial officer of each Borrower, containing computations indicating compliance with Subsections 6.15, and stating that to the best of the officer's knowledge, (i) Borrowers have kept, observed, performed, and fulfilled each and every agreement binding on them contained in the Loan Documents, and is not at the time in default of the keeping, observance, performance, or fulfillment of any of the terms, provisions, and conditions thereof, and (ii) that none of the Events of Default or events which upon notice or the lapse of time or both would constitute Events of Default has occurred, or specifying all such defaults and events of which he may have knowledge;

          (d) Borrowers will provide Lender with a copy of their 10-K reports filed with the Securities and Exchange Commission within fifteen (15) days of filing such reports.

          (e) With reasonable promptness, Borrowers will deliver such additional financial or other data as Lender may from time to time reasonably request; and

           (f) Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations, or financial condition of Borrowers which may be furnished to them or come to its attention pursuant to the Loan

 Documents or otherwise, to any regulatory body or agency having jurisdiction over Lender or to any Person which shall, or shall have the right or obligation to, succeed to all or any part of Lender's interest in the Loan Documents.

     6.2 Payment of Indebtedness to Lender; Performance of Other Covenants; Payment of Other Obligations. (a) Borrowers will make full and timely payment of the principal of and interest on the indebtedness owed hereunder; (b) Borrowers will duly comply with all the terms and covenants contained in the Loan Documents; and
(c) Borrowers will make full and timely payment of all other indebtedness of either Borrower to Lender, whether now existing or hereafter arising.

      6.3 Conduct of Business; Maintenance of Existence. Each Borrower will do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and its franchises, licenses, trade names, patents, trademarks, and permits which are necessary for the continuance of its business, and continue to engage principally in the business currently operated by Borrowers.

      6.4 Maintenance of Property. Each Borrower will maintain its property in good order and repair and, from time to time, make all needful and proper repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

      6.5 Right of Inspection; Discussions. Each Borrower will permit any Person designated by Lender, at Lender's expense, to visit and inspect any of the properties, corporate books, records, papers, and financial reports of such Borrower,
including   the  making  of  any  copies  thereof  and  abstracts
therefrom, and to discuss its affairs, finances, and accounts with its principal officers, all at such reasonable times and as often as Lender may reasonably request. Each Borrower will also permit Lender, or its designated representative, to audit or appraise any of its assets or financial and business records.

      6.6 Notices. Each Borrower will promptly give notice to Lender of:

           (a) The occurrence of any default or Event of Default (or event which would constitute a default or Event of Default but for the requirement that notice be given or time elapse or both) hereunder or under any other obligation of such Borrower, in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that such Borrower proposes to take with respect thereto;

           (b) the occurrence of any material casualty to any material facility of such Borrower or any other force majeure (including, without limitation, any strike or other labor disturbance) materially affecting the operation or value of any such facility (specifying whether or not such casualty or force majeure is covered by insurance); and

           (c) the commencement or any material change in the nature or status of any litigation, dispute, or proceeding that may involve a claim for damages, injunctive relief, enforcement, or other relief pending, being instituted, or threatened by, against or involving such Borrower, or any attachment, levy, execution, or other process being instituted by or against any assets of such Borrower, which might impair the conduct of such Borrower's business or might affect financially or otherwise its business, operations, assets, properties, prospects, or condition.

      6.7 Payment of Taxes; Liens. Each Borrower will promptly pay, or cause to be paid, all taxes, assessments, and other governmental charges which may lawfully be levied or assessed
(i) upon the income or profits of such Borrower, (ii) upon any property, real, personal or mixed, belonging to such Borrower, or upon any part thereof, or (iii) by reason of employee benefit plans sponsored by such Borrower, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, neither Borrower shall be required to pay any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and such Borrower shall have set aside on its books adequate reserves (determined in accordance with Generally Accepted Accounting Principles) with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

      6.8 Insurance of Properties. Each Borrower will maintain liability insurance with insurance companies acceptable to Lender against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated and to the same extent thereto and carry such other types and amounts of insurance as are usually carried by Persons engaged in the same or a similar business similarly situated, and upon request deliver to Lender a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.
      6.9 Title Insurance. Orange-Co will, upon the request of Lender, obtain mortgagee's title insurance or an update thereof satisfactory and acceptable to Lender for each parcel of real property subject to any mortgage hereunder.

      6.10 True Books. Each Borrower will keep proper and true books of record and account, satisfactory to Lender, in which full, true, and correct entries will be made of all of its dealings and transactions, and establish on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to all taxes, assessments, charges, levies, and claims referred to in Subsection 6.7 hereof, and with respect to its business in general, and will include such reserves in any interim as well as year-end financial statements.

      6.11 Observance of Laws. Each Borrower will conform to and duly observe all laws, regulations, and other valid requirements of any governmental authority with respect to the conduct of its business.

      6.12 Further Assurances. At its cost and expense, upon request of Lender, each Borrower will duly execute and deliver or cause to be duly executed and delivered to Lender such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Lender to carry out more effectively the provisions and purposes of this Agreement.

      6.13 ERISA Benefit Plans. Each Borrower will comply with all requirements of ERISA applicable to it and will not materially increase its liabilities under or violate the terms of any present or future benefit plans maintained by it without the prior approval of the Lender. Each Borrower will furnish to Lender as soon as possible and in any event within 10 days after such Borrower or a duly appointed administrator of a plan (as defined in ERISA) knows or has reason to know that any reportable event, funding deficiency, or prohibited transaction (as defined in ERISA) with respect to any plan has occurred, a statement of the chief financial officer of such Borrower describing in reasonable detail such reportable event, funding deficiency, or prohibited transaction and any action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such event given to the Pension Benefit Guaranty Corporation or the Internal Revenue Service or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such plan if such filing has been authorized.

       6.14 Change of Name, Principal Place of Business, Office, or Agent. Each Borrower will notify Lender of any change in the name of such Borrower, the principal place of business of such Borrower, the office where the books and records of such Borrower are kept, or any change in the registered agent of such Borrower for the purposes of service of process.

      6.15 Financial Covenants. Borrowers will, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, maintain on a consolidated basis:

           (a) Minimum Working Capital at all times of not less than Ten Million and 0/1.00 Dollars ($10,000,000.00).

          (b) A Current Ratio at all times greater than or equal to 1.5 to 1.0.

          (c) A Debt-to Equity Ratio not to exceed .65 to 1.0 at any time.

      The financial covenants required by this Subsection 6.15 shall be measured as of the last day of each fiscal quarter of Borrowers. The financial covenant requirements of this Subsection shall be computed on the basis that F.A.S.B. Standard No. 109 does not apply to the financial statements of the Borrowers.


                SECTION 7.  NEGATIVE COVENANTS.

      Borrowers covenant and agree that from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless Lender shall otherwise consent in writing, Borrowers will fully comply with the following provisions applicable to them:

      7.1 Limitations on Mortgages, Liens, Etc. Orange-Co will not, directly or indirectly, create, incur, assume, or suffer or permit to exist any mortgage, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor or lessor) upon or with respect to the real and personal property encumbered by the Mortgage or Assignment of Rents and Leases.

       7.2   Guaranties.   Neither  Borrower  will,  directly  or
indirectly, guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other obligations of any other Person or entity except guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection or credit in the ordinary course of business and guaranties of any obligations of any Subsidiary of either Borrower.

      7.3 Merger, Dissolution, Etc. Neither Borrower will, directly or indirectly, (a) enter into any transaction of merger or consolidation; or (b) change the nature of its business; or
(c)  enter into any arrangement, directly or indirectly, with any

Person whereby such Borrower shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred; or (d) invest in, transfer any assets to, or do business through any Subsidiary not described in Subsection 4.1 hereof; (e) wind up, liquidate, or dissolve itself or its business; or (f) agree to any of the foregoing.

     7.4 Regulation U. Neither Borrower will permit any part of the proceeds of the loan or loans made pursuant to this Agreement to be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation U or other applicable regulation. Each Borrower covenants that it is not engaged and will not become engaged as one of its principal or important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by Lender, each Borrower will furnish to Lender in connection with any loan or loans hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. In addition, each Borrower covenants that no part of the proceeds of the loan or loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of such Borrower.

      7.5 Changes in Governing Documents, Accounting Methods, Fiscal Year. Neither Borrower will amend in any respect its articles of incorporation or bylaws from that in existence on the date of this Agreement or change its accounting methods or practices, its depreciation or amortization policy or rates, or its fiscal year end from that in existence as of the date of the financial statements provided to Lender pursuant to Subsection 6.1 hereof, except as required to comply with law or with Generally Accepted Accounting Principles.


                 SECTION 8.  EVENTS OF DEFAULT.

      If any one or more of the following events (herein called "Events of Default") shall occur, Lender may, at its option at any time thereafter, declare the indebtedness owed to Lender by Borrowers hereunder and all other obligations and indebtedness owed by either Borrower to Lender to be forthwith due and payable, whereupon the indebtedness owed to Lender by such Borrower hereunder and all other obligations and indebtedness owed by either

 Borrower to Lender with accrued interest thereon,
whether contingent or direct, shall forthwith become due and payable, without presentment, demand, protest, or other notice of any kind from Lender, all of which are hereby expressly waived, anything contained in the Loan Documents to the contrary notwithstanding, and, in addition, Lender may immediately proceed to do all things provided for by law or the Loan Documents to enforce its rights hereunder and to collect all amounts owing to Lender by such Borrower, and automatically all commitments to extend credit or to make advances subsequent to the occurrence of the Event of Default shall immediately terminate. No right, power, or remedy conferred upon Lender by the Loan Documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

      8.1   Payment of Obligations Under Loan Documents.   Either
Borrower fails to pay when due any principal, interest, or other amount due on any indebtedness owed Lender under the Loan
Documents.

      8.2 Representation or Warranty. Any representation or warranty made or deemed made by either Borrower herein or in any writing furnished in connection with or pursuant to the Loan Documents, or any report, certificate, financial statement, or other information provided by others and furnished by either Borrower to Lender in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect on the date when made or when deemed made.

     8.3 Covenants or Defaults Under the Loan Documents. Either Borrower or any other Person fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it contained in this Agreement or any other Loan Document, or otherwise a part of the transactions covered hereby or a default or event of default occurs under any other Loan Document.

      8.4 Payment, Performance, or Default of Other Monetary Obligations. Either Borrower fails to make payment on any contract obligation or of principal or interest on any indebtedness other than that created under the Loan Documents, whether owed to Lender or others, beyond any period of grace provided with respect thereto, or fails to fully and promptly perform any other obligation, agreement, term, or condition contained in any agreement under which any such other indebtedness is created, or there is otherwise a default or event of default thereunder.

      8.5 Covenants or Defaults to Lender or Others. Either Borrower fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it contained in any lease, contract, or other agreement to which it is a party or in respect of which it is obligated, other than the Loan Documents and other than any monetary default (as described in Subsection 8.4 above), or there is otherwise a default or event of default thereunder.

        8.6 Liquidation; Dissolution; Bankruptcy; Etc. Liquidation, dissolution, or incompetency of either Borrower, suspension of the business of either Borrower, or the filing or commencement by either Borrower of a voluntary petition, case, proceeding, or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors, or any other action of either Borrower indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; the application by either Borrower for, or the appointment, by consent or acquiescence of, a receiver, trustee, custodian, or other similar official for such Borrower or for all or a substantial part of its property; the making by either Borrower of an assignment for the benefit of creditors; or the inability of either Borrower or the admission by either Borrower in writing of its inability to pay its debts as they mature.

      8.7 Involuntary Bankruptcy, Etc. Commencement of an involuntary petition, case, proceeding, or other action against either Borrower under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; or the involuntary appointment of a receiver, trustee, custodian, or other similar official for either Borrower or for all or a substantial part of such Borrower's property or assets; or there shall be commenced against either Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of such Borrower's assets or property which results in the entry of an order for such relief, and the continuance of any of such for thirty (30) days without being vacated, discharged, stayed, bonded, or dismissed.

      8.8 Judgments. The rendition of a judgment against either Borrower for the payment of damages or money in an amount in excess of $50,000.00, if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not stayed within the time allowed by law for filing notice of appeal of the final judgment.

      8.9 Attachment, Garnishment, Liens Imposed by Law. The issuance of a writ of attachment or garnishment against, or the imposition of a lien by operation of law on, any property of either Borrower, if the amount of the claim or the value of the affected property is in excess of $50,000.00, if twenty (20) days have elapsed and the proceeding or lien has not been vacated, satisfied, dismissed, or stayed pending appeal.

      8.10 Corporate Existence. Any act or omission (formal or informal) of either Borrower or its officers, directors, or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of its corporate existence, rights, licenses, franchises, or permits.

      8.11 Invalidity of Security Interest and Liens; Transfer of Collateral. For any reason after the execution and delivery thereof, any document delivered pursuant hereto that creates, or was intended to create, a security interest or to provide collateral security for indebtedness created hereunder ceases to be in full force and effect, or the liens intended to be created thereby cease to be or are not valid and perfected first liens, subject to no other liens except as expressly permitted herein, or any collateral covered thereby is transferred to another Person without the prior written consent of Lender.

      8.12  Change  of  Ownership of  Borrower.   Any  change  in
majority ownership of either Borrower.

      8.13 Notice and Cure Periods. Lender agrees that it will provide Borrowers written notice of the occurrence of an Event of Default under Subsections 8.3, 8.4, 8.5, 8.8, 8.9, 8.10, and 8.11 and allow Borrowers sixty (60) days from the date of such notice to cure the Event of Default before Lender accelerates the indebtedness evidenced by the Term Note or exercises any remedies available to it under the Loan Documents or applicable Florida law, except that Lender may charge Borrowers the Default Rate pursuant to Subsection 2.4(b) hereof. Borrowers agree and acknowledge that Borrowers under this Agreement have the right to cure the Events of Default listed in this paragraph and no other Events of Default.


                   SECTION 9.  MISCELLANEOUS.

      9.1 Course of Dealing; Amendment; Supplemental Agreements. No course of dealing between the parties hereto shall be effective to amend, modify, or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the party against whom such change is to be enforced. The parties hereto may, subject to the provisions of this Subsection, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the parties hereunder. Any such supplemental agreement in writing shall be binding upon the parties thereto.

      9.2 Waiver By Lender of Requirements. Lender may sign and deliver to Borrowers a written statement waiving any of the requirements of this Agreement and in such event the waiver shall be effective only in the specific instance and for the specific purpose for which given.

      9.3 Waiver of Default. Lender may, by written notice to Borrowers, at any time and from time to time, waive any Event of Default and its consequences, or any default in the performance or observance of any condition, covenant, or other term hereof and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrowers and Lender shall be restored to their former positions prior to such Event of Default or default and shall have the same rights as they had thereto, and any Event of Default or default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or default, or impair any right consequent thereto.

      9.4 Notices. Notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests and demands to or upon the parties to this Agreement pursuant to any Loan Document shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

          Borrowers:     Orange-Co., Inc.
                         Orange-Co. of Florida, Inc.
                         2020 U. S. Highway 17, South
                         Bartow, Florida  33830
                         Attention:  Dale Bruwelheide
                                     Chief Financial Officer

          Lender:        Farm Credit of Southwest Florida, ACA
                         340 North Broward Avenue
                         Arcadia, Florida 33821
                         Attention:  Jimmy V. Knight
                                     Executive Vice President


except in cases where it is expressly herein provided that such notice, request, or demand is not effective until received by the party to whom it is addressed.

     9.5 No Waiver; Cumulative Remedies. No omission or failure of Lender to exercise and no delay in exercising by Lender of any right, power, or privilege hereunder, shall impair such right, power, or privilege, shall operate as a waiver thereof or be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law, and the warranties, representations, covenants, and agreements made therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

       9.6 Reliance Upon, Survival of and Materiality of Representations and Warranties, Agreements, and Covenants. All representations and warranties, agreements, and covenants made by either Borrower in the Loan Documents are material and shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender, and shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall continue in full force and effect so long as any indebtedness is owed to Lender by either Borrower pursuant hereto or so long as there shall be any commitment by Lender to make loans to either Borrower hereunder. All statements contained in any certificate or other paper delivered to Lender at any time by or on behalf of either Borrower pursuant hereto shall constitute representations and warranties by such Borrower hereunder.

     9.7 Severability and Enforceability of Provisions. In the event that any one or more of the provisions of the Loan Documents is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law that renders any provision hereof invalid, illegal, or unenforceable in any respect.

      9.8 Payment of Expenses, Including Attorneys' Fees and Taxes. Borrowers agree (a) to pay or reimburse Lender for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, and delivery of, and any amendment, supplement, or modification to, or waiver or consent under, the Loan Documents, and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel for Lender, taxes, and all recording or filing fees, (b) to pay or reimburse Lender for all of its costs and expenses incurred in connection with the administration, supervision, collection, or enforcement of, or the preservation of any rights under, the Loan Documents, including, without limitation, the fees and disbursements of counsel for Lender, including attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise,
(c)  without limiting the generality of provision (a)
 hereof,  to
pay or reimburse Lender for, and indemnify and hold Lender harmless against liability for, any and all documentary stamp taxes, non-recurring intangible taxes, or other taxes, together with any interest, penalties, or other liabilities in connection therewith, that Lender now or hereafter determines are payable with respect to the Loan Documents, the obligations evidenced by the Loan Documents, any advances under the Loan Documents, and any  guaranties  or mortgages or other security instruments,  and
(d) to pay, indemnify, and hold Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of the Loan Documents. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future, and shall be secured by all collateral that secures the loan or loans described herein.

      9.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrowers, and, to the extent permitted herein, their respective successors, assignees, or transferees. In the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in the successor, assignee, or transferee of Lender, and Lender shall be relieved of all liability hereunder. Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Lender.

      9.10 Counterparts; Effective Date. This Agreement may be signed in any number of separate counterparts, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties hereto shall be lodged with Lender. This Agreement shall become effective upon the receipt by Lender of signed counterparts of this Agreement from each of the parties hereto or telecopy confirmation of the signing of counterparts of this Agreement by each of the parties hereto.

      9.11 Participations. Borrowers recognize that Lender may enter into participation agreements with other financial institutions, including one or more banks or other lenders, whereby Lender will allocate a portion of the loan or loans contemplated hereunder. Upon the written request of Borrowers, Lender will advise Borrowers of the names of any participants and the extent of their interest herein.

      9.12 Governing Law. The validity, interpretation, and enforcement of this Agreement, of the rights and obligations of the parties hereto, and of the other documents delivered in connection herewith shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

      9.13 Venue; Personal Jurisdiction over Borrowers. In any litigation in connection with or to enforce this Agreement or any of the other Loan Documents, each Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts located within the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on each Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to its address. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

      9.14 Title and Headings; Table of Contents. The titles and headings preceding the text of the Preamble, Preliminary Statement, Sections, and Subsections of this Agreement and the Table of Contents have been included solely for convenience of reference and shall neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

      9.15 Complete Agreement; No Other Consideration. The Loan Documents contain the final, complete, and exclusive expression of the understanding of Borrowers and Lender with respect to the transactions contemplated by the Loan Documents and supersede any prior or contemporaneous agreement or representation, oral or written, by or between the parties related to the subject matter hereof. Without limiting the generality of the foregoing, there does not exist any consideration or inducement other than as stated herein for the execution, delivery, and performance by Borrowers of the Loan Documents.

      9.16 Legal or Governmental Limitations. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit or make loans to Borrowers in an amount in violation of any limitations or prohibitions provided by any applicable statute or regulation.

      9.17 Waiver of Trial by Jury. Each Borrower and Lender hereby knowingly, voluntarily, and intentionally waive the right they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with the Loan Documents and any other document executed in conjunction with the loan or loans hereunder, or any course of conduct, course of dealing, statement (whether oral or written), or action of either party.

 This provision is a material inducement for Lender to enter into any loan transactions hereunder.

      9.18 Purchase of Stock. This loan is subject to the required ownership by Borrowers of stock in Lender in the amount of $1,000.00 total par value. The stock is subject to the risk of capital impairment and shall be retired at the sole discretion of Lender's board of directors. The Lender will have a first lien on Borrowers' stock as security for the Term Note.
Ownership of the Borrowers' stock will be evidenced by entries recorded in the books of Lender.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
                                   BORROWERS:

WITNESSES:                         ORANGE-CO., INC., a
                                   Florida corporation


/s/ John R. Alexander              By: /s/ Gene Mooney
---------------------                  -----------------------------
/s/ David                              Gene Mooney, as its President
---------------------


/s/ John R. Alexander              By: /s/ Dale A. Bruwelheide
---------------------                  -----------------------------
/s/ David                              Dale Bruwelheide, as its
---------------------                  Vice President and Chief
                                       Financial Officer

                                                 (Corporate Seal)



                                   ORANGE-CO. OF FLORIDA, INC.,
                                   a Florida corporation


/s/ John R. Alexander              By: /s/ Gene Mooney
---------------------                  -----------------------------
                                       Gene Mooney, as its President
/s/ David
---------------------


/s/ John R. Alexander              By: /s/ Dale A. Bruwelheide
---------------------                  ------------------------------
                                       Dale Bruwelheide, as its
/s/ David                              Vice President and Chief
---------------------                  Financial Officer

                                                 (Corporate Seal)

                                   LENDER:

                                   FARM CREDIT OF SOUTHWEST
                                   FLORIDA, ACA, a federally
                                   chartered corporation


/s/ David                          By: /s/ Jimmy V. Knight
---------------------                  ------------------------
                                       Jimmy V. Knight, as its
/s/ John R. Alexander                  Executive Vice President
---------------------

                                                 (Corporate Seal)